Ixys Corporation

1999 Equity Incentive Plan

Restricted Stock Unit Award Agreement

IXYS Corporation (the “Company”) wishes to grant to the person (the “Participant”) named in the Notice of Grant of Restricted Stock Unit Award (the “Notice of Grant”) a Restricted Stock Unit award (the “Award”) pursuant to the provisions of the Company’s 1999 Equity Incentive Plan (the “Plan”). The Award will entitle Participant to shares of Common Stock from the Company, if Participant meets the vesting requirements described herein. Therefore, pursuant to the terms of the attached Notice of Grant and this Restricted Stock Unit Award Agreement (the “Agreement”), the Company grants Participant the number of Restricted Stock Units listed in the Notice of Grant.

The details of the Award are as follows:

1. Grant Pursuant to Plan. This Award is granted pursuant to the Plan, which is incorporated herein for all purposes. The Participant hereby acknowledges receipt of a copy of the Plan and agrees to be bound by all of the terms and conditions of this Agreement and of the Plan. All capitalized terms in this Agreement shall have the meaning assigned to them in this Agreement, or, if such term is not defined in this Agreement, such term shall have the meaning assigned to it under the Plan.

2. Restricted Stock Unit Award. The Company hereby grants to the Participant the Restricted Stock Units listed in the Notice of Grant as of the grant date specified in the Notice of Grant (the “Grant Date”). Such number of Restricted Stock Units may be adjusted from time to time pursuant to Section 11(a) of the Plan.

3. Vesting and Forfeiture of Restricted Stock Units.

(a) Vesting. The Participant shall become vested in the Restricted Stock Units in accordance with the vesting schedule in the Notice of Grant.

(b) Forfeiture. The Participant shall forfeit any unvested Restricted Stock Units, if any, in the event that the Participant’s Continuous Service is terminated for any reason, except (i) as otherwise provided in this Agreement or the Plan or (ii) as otherwise determined by the Plan Administrator in its sole discretion, which determination need not be uniform as to all Participants.

4. Settlement of Restricted Stock Unit Award.

(a) Settlement of Units for Stock. The Company shall deliver to the Participant one share of Common Stock for each vested Restricted Stock Unit subject of this Award on the appropriate Delivery Date (as defined in Section 4(b)). The Company shall not have any obligation to settle this Award for cash.

(b) Delivery of Common Stock. Shares of Common Stock shall be delivered on the delivery date(s) (each a “Delivery Date”) specified in the Notice of Grant. Once a share of Common Stock is delivered with respect to a vested Restricted Stock Unit, such vested Restricted Stock Unit shall terminate and the Company shall have no further obligation to deliver shares of Common Stock or any other property for such vested Restricted Stock Unit.

(c) Deferral of Delivery. Notwithstanding the foregoing, the Participant may elect, in writing received by the Plan Administrator at least twelve (12) months prior to a Delivery Date, to defer that date until any later date (which such date is at least five years after the original Delivery Date).

5. No Rights as Shareholder until Delivery. The Participant shall not have any rights, benefits or entitlements with respect to any Common Stock subject to this Agreement unless and until the Common Stock has been delivered to the Participant. On or after delivery of the Common Stock, the Participant shall have, with respect to the Common Stock delivered, all of the rights of an equity interest holder of the Company, including the right to vote the Common Stock and the right to receive all dividends, if any, as may be declared on the Common Stock from time to time.

6. Tax Provisions.

(a) Tax Consequences. Participant has reviewed with Participant’s own tax advisors the federal, state, local and foreign tax consequences of this investment and the transactions contemplated by this Agreement. Participant is relying solely on such advisors and not on any statements or representations of the Company or any of its agents. Participant understands that Participant (and not the Company) shall be responsible for any tax liability that may arise as a result of the transactions contemplated by this Agreement.

(b) Withholding Obligations. At the time the Award is granted, or at any time thereafter as requested by the Company, Participant hereby authorizes withholding from payroll and any other amounts payable to Participant, including shares of Common Stock deliverable pursuant to this Award, and otherwise agrees to make adequate provision for, any sums required to satisfy the minimum federal, state, local and foreign tax withholding obligations of the Company or a Affiliate, if any, which arise in connection with the Award.

The Company, in its sole discretion, and in compliance with any applicable legal conditions or restrictions, may withhold from fully vested shares of Common Stock otherwise deliverable to Participant upon the vesting of the Award a number of whole shares of Common Stock having a Fair Market Value, as determined by the Company as of the date the Participant recognizes income with respect to those shares of Common Stock, not in excess of the amount of minimum tax required to be withheld by law (or such lower amount as may be necessary to avoid adverse financial accounting treatment). Any adverse consequences to Participant arising in connection with such Common Stock withholding procedure shall be the Participant’s sole responsibility.

In addition, the Company, in its sole discretion, may establish a procedure whereby the Participant may make an irrevocable election to direct a broker (determined by the Company) to sell sufficient shares of Common Stock from the Award to cover the tax withholding obligations of the Company or any Affiliate and deliver such proceeds to the Company.

Unless the tax withholding obligations of the Company or any Affiliate are satisfied, the Company shall have no obligation to issue a certificate for such shares of Common Stock.

(c) Section 409A Amendments. The Company agrees to cooperate with Participant to amend this Agreement to the extent either the Company or Participant deems necessary to avoid imposition of any additional tax or income recognition prior to actual payment to Participant under Code Section 409A and any temporary or final Treasury Regulations and Internal Revenue Service guidance thereunder, but only to the extent such amendment would not have an adverse effect on the Company and would not provide Participant with any additional rights, in each case as determined by the Company, in its sole discretion.

7. Consideration. With respect to the value of the shares of Common Stock to be delivered pursuant to the Award, such shares of Common Stock are granted in consideration for the services Participant shall provide to the Company during the vesting period.

8. Transferability. The Restricted Stock Units granted under this Agreement are not transferable otherwise than by will or under the applicable laws of descent and distribution. In addition, the Restricted Stock Units shall not be assigned, negotiated, pledged or hypothecated in any way (whether by operation of law or otherwise), and the Restricted Stock Units shall not be subject to execution, attachment or similar process.

9. General Provisions.

(a) Employment At Will. Nothing in this Agreement or in the Plan shall confer upon Participant any right to continue in the service of the Company or its Affiliates for any period of specific duration or interfere with or otherwise restrict in any way the rights of the Company (or any Affiliate employing or retaining Participant) or of Participant, which rights are hereby expressly reserved by each, to terminate Participant’s service at any time for any reason, with or without cause.

(b) Notices. Any notice required to be given under this Agreement shall be in writing and shall be deemed effective upon personal delivery or upon deposit in the U.S. mail, registered or certified, postage prepaid and properly addressed to the party entitled to such notice at the address indicated below such party’s signature line on this Agreement or at such other address as such party may designate by ten (10) days’ advance written notice under this paragraph to all other parties to this Agreement.

(c) No Limit on Other Compensation Arrangements. Nothing contained in this Agreement shall preclude the Company from adopting or continuing in effect other or additional compensation arrangements, and those arrangements may be either generally applicable or applicable only in specific cases.

(d) Severability. If any provision of this Agreement is or becomes or is deemed to be invalid, illegal, or unenforceable in any jurisdiction or would disqualify this Agreement or the Award under any applicable law, that provision shall be construed or deemed amended to conform to applicable law (or if that provision cannot be so construed or deemed amended without materially altering the purpose or intent of this Agreement and the Award, that provision shall be stricken as to that jurisdiction and the remainder of this Agreement and the Award shall remain in full force and effect).

(e) No Trust or Fund Created. Neither this Agreement nor the grant of the Award shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company and the Participant or any other person. The Restricted Stock Units subject to this Agreement represent only the Company’s unfunded and unsecured promise to issue shares of Common Stock to the Participant in the future. To the extent that the Participant or any other person acquires a right to receive shares of Common Stock from the Company pursuant to this Agreement, that right shall be no greater than the right of any unsecured general creditor of the Company.

(f) Cancellation of Award. If any Restricted Stock Units subject to this Agreement are forfeited, then from and after such time, the Participant (and any other person from whom such Restricted Stock Units are forfeited) shall no longer have any rights to such Restricted Stock Units or the corresponding shares of Common Stock. Such Restricted Stock Units shall be deemed forfeited in accordance with the applicable provisions hereof.

(g) Participant Undertaking. Participant hereby agrees to take whatever additional action and execute whatever additional documents the Company may deem necessary or advisable in order to carry out or effect one or more of the obligations or restrictions imposed on either Participant or the shares of Common Stock deliverable pursuant to the provisions of this Agreement.

(h) Amendment, Modification, and Entire Agreement. No provision of this Agreement may be modified, waived or discharged unless that waiver, modification or discharge is agreed to in writing and signed by the Participant and the Plan Administrator. This Agreement constitutes the entire contract between the parties hereto with regard to the subject matter hereof. This Agreement is made pursuant to the provisions of the Plan and shall in all respects be construed in conformity with the terms of the Plan. In the event of a conflict between the Plan and this Agreement, the terms of the Plan shall govern. Participant further acknowledges that as of the Grant Date, this Agreement and the Plan set forth the entire understanding between Participant and the Company regarding the acquisition of Stock pursuant to this Award and supersede all prior oral and written agreements on that subject with the exception of awards from the Company previously granted and delivered to Participant. No agreements or representations, oral or otherwise, express or implied, with respect to the subject matter hereof have been made by either party which are not set forth expressly in this Agreement.

(i) Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of California without regard to the conflict-of-laws rules thereof or of any other jurisdiction.

(j) Interpretation. The Participant accepts this Award subject to all the terms and provisions of this Agreement and the terms and conditions of the Plan. The undersigned Participant hereby accepts as binding, conclusive and final all decisions or interpretations of the Plan Administrator upon any questions arising under this Agreement.

(k) Successors and Assigns. The provisions of this Agreement shall inure to the benefit of, and be binding upon, the Company and its successors and assigns and upon Participant, Participant’s assigns and the legal representatives, heirs and legatees of Participant’s estate, whether or not any such person shall have become a party to this Agreement and have agreed in writing to join herein and be bound by the terms hereof. The Company may assign its rights and obligations under this Agreement, including, but not limited to, the forfeiture provision of Section 3(b) to any person or entity selected by the Board.

(l) Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.

(m) Headings. Headings are given to the Paragraphs and Subparagraphs of this Agreement solely as a convenience to facilitate reference. The headings shall not be deemed in any way material or relevant to the construction or interpretation of this Agreement or any provision thereof.

10. Representations. Participant acknowledges and agrees that Participant has reviewed the Agreement in its entirety, has had an opportunity to obtain the advice of counsel prior to executing and accepting the Award and fully understands all provisions of the Award.

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IN WITNESS WHEREOF, the parties have executed this Agreement on the day and year first indicated above.

IXYS CORPORATION

By:
Title:

PARTICIPANT

Address:

Ixys Corporation
1999 Equity Incentive Plan
Restricted Stock Unit Award Grant Notice

IXYS Corporation (the “Company”), pursuant to its 1999 Equity Incentive Plan (the “Plan”), hereby grants to Participant a right to receive the number of shares of the Company’s Common Stock set forth below. This Restricted Stock Unit award is subject to all of the terms and conditions as set forth herein and in the Restricted Stock Unit Award Agreement and the Plan, all of which are attached hereto and incorporated herein in their entirety.

Participant:

Date of Grant:

Vesting Commencement Date:

Number of Restricted Stock Units:

`Expiration Date: Subject to termination as provided in Section 3(b) of the Restricted Stock Award Agreement

Vesting Schedule:	—
_______________ All vesting is subject to
Participant’s Continuous Service.
Delivery Schedule:	Same as Vesting Schedule.

Additional Terms/Acknowledgements: The undersigned Participant acknowledges receipt of, and understands and agrees to, this Restricted Stock Unit Award Grant Notice, Restricted Stock Unit Award Agreement and the Plan. Participant further acknowledges that as of the Date of Grant, this Restricted Stock Unit Award Grant Notice, the Restricted Stock Unit Award Agreement and the Plan set forth the entire understanding between Participant and the Company regarding the acquisition of Common Stock in the Company and supersede all prior oral and written agreements on that subject with the exception of (i) options previously granted and delivered to Participant under the Plan, and (ii) the following agreements only:

Other Agreements:

IXYS Corporation
By:
Signature Title: Date:	Participant: Signature Date:

Attachments: Restricted Stock Unit Award Agreement and 1999 Equity Incentive Plan.